Exhibit 10.7


NON-STANDARD SYSTEM AMENDMENT TO ASSOCIATE SABRE EQUIPMENT LEASE

                                AGREEMENT

      This Amendment to the certain Associate SABRE Equipment Lease Agreement made and entered into this 30th day of June, 1995 between American Airlines, Inc. ("American") and Corporate Travel Link, Inc. ("Operator").
                                                        RECITALS

      WHEREAS, American and Operator have entered into that certain Associate SABRE Equipment Lease Agreement, dated as of June 30, 1995 (the "Agreement");

      WHEREAS, it is in the best interest of the parties to modify certain provisions of the Agreement.

      WHEREAS, this Amendment specifies the terms and conditions under which Operator shall be permitted to connect to American's computerized reservations system ("SABRE") any Non-Standard System ("NSS") that complies with the standards and specifications to be provided by American to Operator upon execution of this Amendment or heretofore.

      WHEREAS, Operator has requested and American has agreed to allow, subject to the terms of this Amendment, the connection to SABRE of the NSS, with the NSS to be placed at the location specified on Schedule A of the Agreement.

      Definitions.

1.1 Non-Standard SYSTEM means any computer hardware, including printers, software or firmware acquired, leased or owned by the operator, including but not limited to third party hardware, software or data bases that meet American's specifications and/or are certified by American for use with SABRE, but are not supplied, sold, or maintained by American.

1.2 SABRE Component means all memory, disk storage space, ports and any other element of the Standard Equipment.

      2.          Use of NSS

           (a)    operator represents and warrants to American that the NSS

has not been altered or modified. All devices communicating directly with the System or the System network must be certified by American.


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      (b)         operator agrees that it shall accomplish the connection of the NSS to SABRE in all compliance with American's standards and specifications.

      (c) operator shall remove all NSS placed on or within the Standard Equipment prior to American's removing such Standard
Equipment from Operator's location. American disclaims, and operator hereby waives, any responsibility or liability on the part of American, under any theory whatsoever, for any NSS that Operator has failed to remove from the Standard Equipment prior to American's removing such Standard Equipment from Operator's location.

      (d) Operator will allow American, on demand, the opportunity to oversee the installation of the NSS at Operator's location.

      (e) Operator shall not use NSS in conjunction with SABRE for any function not specifically outlined in the Agreement and any use or attempted use of any other function shall constitute a material breach under this Amendment and the Agreement.

      (f) operator shall also ensure that American has ingress to operator's location on demand for conducting on-site inspections, and testing of the NSS. Operator is responsible for ensuring that any Standard Equipment at Operator's location has access to a gateway or stand alone device supplied by American and using System Software for the purposes of performing testing and diagnostics on such Standard Equipment by American's designated agent. if American determines, in its sole discretion, that the NSS is causing, or contributing to, a problem with the System, SABRE or another SABRE subscriber's access to or operation of SABRE, then American has the right to terminate this Amendment immediately and/or immediately restrict access to SABRE upon notice to Operator as provided for in the Agreement and American shall have no liability to Operator for such termination or restriction.

      (g) Operator agrees that its continued right to maintain the connection between the NSS and SABRE and to use the NSS in connection with the Standard Equipment shall be dependent upon operator's full cooperation with requests by American to repair, alter, modify, or where necessary, deinstall the NSS if American reasonably determines, that the NSS, or a component thereof, is impairing the System or another SABRE subscriber's access to or operation of SABRE.

      (h) Operator shall pay American's then prevailing rate for all employee resources expended by American for, but not limited to, American's monitoring of the installation of the NSS and/or expended in connection with on-site inspection and/or testing of the NSS after installation, and service calls as well as any travel and incidental expenses incurred by American's personnel or vendors for the conduct of such monitoring, inspecting, testing or service calls; provided, however, that after the initial installation of the NSS, American will make such on-site inspections or test only where it reasonably believes that the NSS is impairing the System, SABRE or another SABRE subscriber's access to or operation of SABRE.

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      (I)         Operator agrees that American has first and complete
access to the SABRE Component. If, as a result of Operator's use of NSS, an upgrade of the SABRE Component is required, Operator shall comply with the applicable provisions of the Agreement.

3. Release. American hereby releases Operator from any and all claims American may have relating to the use of the NSS, including upline transmissions in excess of permitted volumes arising on or before the date of this Amendment.

4. Training. For the NSS hereunder, American may offer to Operator training, subject to availability, at American's then prevailing rate.

5. Maintenance. American shall continue to maintain the Standard Equipment pursuant to the Agreement. All maintenance of the NSS shall be the sole responsibility of the Operator. American will accept calls to SABRE Operator Services regarding a malfunction of the NSS if American determines that the malfunction is not attributable to the NSS. Operator shall pay American's then prevailing maintenance charges for any maintenance calls for SABRE if American determines that the problems with SABRE were caused by or attributable to the NSS.

6. SABRE Warranty. THE SABRE WARRANTY, AS DESCRIBED IN THE AGREEMENT, SHALL BE INAPPLICABLE AS TO ANY STANDARD EQUIPMENT USED IN CONNECTION WITH THE NSS, EITHER DIRECTLY OR INDIRECTLY, AND AS TO SUCH STANDARD EQUIPMENT AMERICAN DISCLAIMS AND CUSTOMER, IN CONSIDERATION OF AMERICAN'S ALLOWANCE OF THE CONNECTION OF THE NSS, HEREBY WAIVES ANY AND ALL WARRANTIES EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED USE OF SUCH STANDARD EQUIPMENT, AS WELL AS THE DATA OR SERVICES FURNISHED IN CONNECTION WITH SUCH STANDARD EQUIPMENT, OR ANY LIABILITY IN NEGLIGENCE OR TORT WITH RESPECT TO SUCH EQUIPMENT, DATA OR SERVICES.

7. Amendment to SABRE Protocol.. American expressly reserves the right to amend the SABRE protocol for communications ("SABRE Protocol") , and operator agrees that its continued right to connect the NSS to SABRE, or to use the NSS in connection with SABRE, shall be contingent upon operator having made the NSS compatible with the revised SABRE Protocol no later than ninety days after Operator's receipt of the notice of amendment of the protocol. Additionally, American reserves the right to modify any SABRE application, even if such modification requires changes in Operator's NSS software. American will make reasonable efforts to notify Operator in advance of such application changes, but undertakes no obligation to provide such notice. Any expenses incurred in modifying Operator's NSS software to conform to the SABRE application modifications shall be the exclusive responsibility of Operator.

        8.        Defined Terms.  The defined terms in this Amendment shall have
        the       same meaning assigned to such terms in the Agreement.
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        9.        Agreement.  Except as otherwise provided herein, all other terms of the Agreement remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

                CORPORATE TRAVEL LINK, INC.
      AMERICAN AIRLINES, INC.
      By:                                         By:
      Name:                                       Name:
      Title:
      Title:

PCC:


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